                                                                           10.38
                                                                  EXECUTION COPY
                             CONSULTING AGREEMENT
                             --------------------


          THIS CONSULTING AGREEMENT (the "Agreement") is made as of October 1,
                                          ---------
1999, between CHIREX INC., a Delaware corporation ("ChiRex") on behalf of itself
                                                    ------
and its wholly owned subsidiary CHIREX TECHNOLOGY CENTER INC. ("CIC"; ChiRex and
                                                                ---
CTC collectively referred to herein as the "Company") and Eric N. Jacobsen Ph.D. ("Consultant").
  ----------

                                   RECITALS
                                   --------

          Consultant is presently a member of the ChiRex Board of Directors (the "Board") and Scientific Advisory Board (the "SAB"). Effective October 1, 1998
 -----
Consultant has also agreed to serve as a consultant to CTC. The parties hereto desire to set forth in writing the terms of the Consultant's relationship in light of these responsibilities.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   APPOINTMENT AS CONSULTANT.
               -------------------------

          (a) CTC hereby appoints Consultant to provide scientific and strategic guidance to CIC in connection with the development by CTC of chiral chemistry methods, applications and technologies (the "Services"). "Services"
                                                       --------
shall not include any "executive services" as provided in the policies relating to research and other professional activities within and outside Harvard University (the "Harvard -Policies"). Consultant shall bear the title
                 -----------------
"Scientific Director of the ChiRex Technology Center" and shall perform the Services commensurate with such appointment as he shall be directed by the Chief Executive Officer or ChiRex and/or Board, for the period specified in Section 2. Consultant shall devote at least one full weekday working day per week to his duties as Scientific Director of the CTC. Notwithstanding anything to the contrary in this Agreement, Consultant shall not be required to provide Services which, in his good faith judgment, would unduly interfere with any employment situation he has or may obtain, including any academic appointments. In this connection, the Company acknowledges that Consultant is employed on a full-time basis as a professor of chemistry and chemical biology by Harvard University and is subject to the Harvard Policies, and that Consultant may, from time to time, have appointments with other academic institutions (collectively, "Academic Institutions"). The Company agrees that if the Consultant has a material conflict of interest with respect to any matter presented to him in his capacity as consultant hereunder, or with respect to any matter arising in connection with his service on the Board or the SAB, including a material conflict (or potential material conflict) with any policy or rule of any Academic Institution, including the Harvard Policies, Consultant may excuse himself with respect to such matter and in so doing shall not be deemed in default hereunder.

          (b) Consultant hereby accepts such appointment and agrees to render the Services to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Consultant further agrees to continue to serve during all or any part of the term of this Agreement as a director of CTC and as a member of the SAB, without any compensation therefor, other than that specified in this Agreement. Consultant agrees that his Special Scientific Advisory Board Consulting Agreement dated July 19, 1996 shall be terminated as of the effective date of this Agreement, and he shall continue as a member of such SAB for the compensation set forth in this Agreement. Notwithstanding the foregoing, Consultant shall continue to receive compensation separate and apart from this Agreement for his service on the Board per the compensation scheme in place from time to time for non-employee directors.

          2.   TERM OF APPOINTMENT. The appointment of Consultant hereunder
               -------------------
shall commence on October 1, 1998 and end on December 31, 2001 (the "Initial Term") unless further extended or sooner terminated as hereinafter provided. Commencing on December 31, 2001, and each December 31 thereafter, the term of Consultant's employment shall automatically be extended for one additional year to, respectively, December 31, 2002, and each December 31, thereafter, unless, not later than twelve months prior to the end of the Initial Term or any renewal term, either party hereunder shall have given written notice to the other party that it does not wish to extend this Agreement. It is expressly acknowledged and agreed that Consultant may resign from the Board or the SAB and in so doing shall not be deemed in default hereunder.

          3.   COMPENSATION.
               ------------

          (a) During the term of this Agreement, Consultant shall be paid a base amount of $120,000 per annum or such higher rate as the CTC may designate from time to time (the "Base Amount"), which amount shall be payable in monthly
                        -----------
installments in accordance with the Company's general practices.

          (b) CTC shall reimburse Consultant for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment, reasonable telecommuting expenses (including fax, phone and cellular calls made in connection with his duties hereunder) and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (c) In addition to the Base Amount, Consultant shall be eligible to receive a bonus for each calendar year (beginning with calendar year 1999) during the term of this Agreement, which bonus shall be calculated as set forth in Appendix A attached hereto.

          (d) Upon execution of this Agreement, Consultant shall receive a grant of 100,000 stock options (the "Options") under the ChiRex 1997 Stock
                                     -------
Incentive Plan (the "Plan"), which grant shall have been approved by the Board
                     ----
or the "Committee" (as defined in the Plan) and which shall be subject to the exemption contained in Rule 16b-3(d)(1) of the Rules promulgated under the Securities Exchange Act of 1934. The first 20% of such stock-option grant shall vest on January 2, 2000. The balance of the Options shall vest in 20% increments on each October 1 thereafter beginning October 1, 2000. Subject to Section 4 herein, the terms, conditions and rights with respect to such grant will be subject to the actual provisions and conditions of the Plan.

          4.   TERMINATION AND CHANGE OF CONTROL.
               ---------------------------------

          (a) If the consultant shall die during the term of this Agreement, this Agreement shall terminate, except that such termination shall not affect any rights of Consultant which have vested at the time of his death, which rights shall continue as provided for herein and in accordance with the Plan as the case may be.

          (b) in the sole discretion of the Board, this Agreement may be terminated if the Consultant is disabled (as defined below) and shall have failed to provide Services to the Company for one hundred and eighty (180) consecutive days, and within thirty (30) days written notice by CTC to do so, the Consultant shall not have returned to the performance of his duties hereunder. In the event of such termination, the Company shall provide Consultant with the payments specified in Section 4(d). As used herein, the term "disabled" shall mean that Consultant is unable, as a result of a medically
 --------
determinable physical or mental impairment, to perform the duties and services of his appointment.

          (c) CTC may, by five (5) days written notice to Consultant, terminate Consultant's employment hereunder for cause. As used herein, "cause" shall mean
                                                              -----
(i) the conviction of Consultant of a felony or conviction of a misdemeanor if such misdemeanor involves moral turpitude; or (ii) Consultant's voluntary engagement in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of Company funds; or (iii) the willful refusal to carry out specific directions of the Chief Executive Officer of ChiRex, his designee, or the Board, which directions shall be consistent with the provisions hereof; or (iv) Consultant's committing any act of gross negligence or intentional misconduct in the performance or non-performance of his duties hereunder; or (v) any material breach by the Consultant of any material provision of this Agreement (other than for reasons related only to the business performance of the Company or business results achieved by Consultant).

          (d) Consultant's appointment may be terminated at any time by the Company without cause on five (5) days written notice to Consultant; provided, however, that in such event Consultant shall be entitled to receive (so long as he and the Company executes and delivers the Company's standard form of release) 100% of Consultant's then effective Base Amount. The foregoing amount shall be payable in one lump sum payment within five (5) days after Consultant's last day of active service with CTC.

          (e) If a "Change in Control" of ChiRex (as defined in Section 4(f) below) occurs, all stock options which have not yet become vested on the date of a Change in Control will become vested upon such event, and Consultant shall be permitted to exercise all such rights in accordance with the administrative provisions of those plans. If a Change in Control involves a tender offer for all or part of ChiRex shares, the vesting date for stock options pursuant to this subsection (a) shall be a date that permits Consultant to participate in such tender offer with such stock options. If Consultant's appointment is terminated in connection with a Change in Control, then Consultant shall also be entitled to the amount specified in subsection (d) above.

          (f)  For purposes of this Agreement, a  "Change in Control" of ChiRex
                                                   -----------------
shall be deemed to have occurred if: (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934) becomes the beneficial owner, directly or indirectly, of Company securities representing 50% or more of the capital stock of the Company; or (ii) the Company's shareholders approve merger or consolidation (where in either case ChiRex is not the survivor thereof) in which shareholders; of ChiRex cease to own at least 80% of the surviving entity's voting power.

          (g) Should ChiRex, for any reason, own less than 80% of the voting stock of CTC, Consultant shall have, in his sole discretion, the right to convent the Options into options to purchase common stock of CTC based upon the formula set forth in Appendix B attached hereto, which shall be determined five
(5) days after the consummation of such event utilizing closing market values of ChiRex and CTC as such may be available on applicable national public exchanges. Should applicable shares of ChiRex or CTC not be listed on national public exchanges, other valuation methods to determine the relative value of the Options and their conversion hereunder may be utilized as mutually agreed to by the parties. Notwithstanding anything in this Agreement to the contrary, the Options shall vest in full in the event Consultant makes the election set forth in the first sentence of this Section 4(g).

          5.   CONFIDENTIAL INFORMATION.
               ------------------------

          (a) Consultant acknowledges and agrees that the confidential information, observations and data obtained by him in connection with providing the Services and with serving on the Board and SAB concerning the business or affairs of the Company or any other subsidiary ("Confidential Information") are
                                                 ------------------------
the property of the Company or such subsidiary. Therefore,

Consultant agrees to keep secret and retain in the strictest confidence all Confidential Information, including without limitation, trade "know-how" secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects and other business affairs of CTC or ChiRex, learned by him prior to or after the date of this Agreement, and not to disclose them to anyone outside the Company (or its affiliated companies), either during or after his appointment hereunder, except (i) in the course of performing his duties hereunder; (ii) with the Company's express written consent; (iii) to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Consultant's acts or omissions; or (iv) where required to be disclosed by court order, subpoena, or other government process. If Consultant shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Consultant promptly, but in no event more than 48 hours after learning of such subpoena, court order or other governmental process, shall notify the Company, by personal delivery or fax (pursuant to Section 9 hereof) and, at the Company's expense, including reasonable compensation for the value of Consultant's time, shall take all reasonably necessary steps requested by the Company to defend against the enforcement of such subpoena, court order or other governmental process and permit the Company to intervene and participate with counsel of its own choice in any related proceeding.

          (b) Consultant shall deliver to CTC or ChiRex, its applicable, at the termination of his appointment hereunder, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any subsidiary which he may then possess or have under his control.

          (c) The Consultant's obligations under this Section 5 shall not apply to any information that (i) is not Confidential Information; (ii) is in the Consultant's possession at the time of disclosure other than as a result of a prior disclosure by CTC or ChiRex or any affiliated company thereto, to Consultant; (iii) is disclosed to Consultant by a third party under no obligation of confidentiality to CTC or ChiRex or any affiliated company thereto. The Consultant shall not disclose to CTC or ChiRex any trade secrets or other confidential information of any third party that may be in his possession.

          6.   INVENTIONS AND PATENTS.  Consultant acknowledges that all
               ----------------------
inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the business of ChiRex or CTC or any of its affiliated companies and which are conceived, developed or made by Consultant in the course of providing Services hereunder ("Work Product") belong to ChiRex,
                                             ------------
CTC, or its affiliated company, as the case may be. Consultant shall promptly disclose such Work Product to the Board and at the expense of the Company, perform all actions reasonably requested by the Board (whether during or after his appointment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          7.   INDEMNIFICATION.  ChiRex and CTC will jointly and severally
               ---------------
indemnify Consultant and his legal representatives, to the fullest extent permitted by the laws of the State of Delaware and the existing by-laws of CTC and ChiRex or any other applicable laws or the provisions of any other corporate document of either of them, and Consultant shall be entitled to the protection of any insurance policies either company may elect to obtain generally for the benefit of its directors, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he or his legal representatives may be made a party by reason of him being or having been a director, SAB member or consultant of CTC or ChiRex or actions taken purportedly on behalf of the Company or any of its subsidiaries or affiliates. This Section 7 shall survive any termination of Consultant's appointment or this Agreement.

          8.   REPRESENTATIONS.
               ---------------

          (a) Consultant hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Consultant do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which he is bound; and (ii) upon the execution and delivery of this Agreement by the parties, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms. Consultant hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          (b) ChiRex and CTC each represent and warrant for themselves that (i) each has power and authority (including corporate power and authority) to enter into this Agreement; (ii) the execution, delivery and performance of this Agreement by each of them do not and shall not conflict with, breach, violate or cause a default under any contract, agreement instrument, order, judgment or decree to which either of them is a party or by which either of them is bound;. and (iii) upon the execution and delivery of this Agreement by the parties, this Agreement shall be the valid and binding obligation of each of them, enforceable in accordance with its terms.

          9.   NOTICES.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available, postage prepaid, or by fax (which shall be confirmed by a writing sent by registered or certified mail of equivalent on the same day that such fax was sent), addressed to the parties at the following addresses or to such other address as such party shall hereafter specify by notice to the other:

          Notices to Consultant:   Eric N. Jacobsen Ph.D.
          ----------------------
                                   [DELETED]

               with a copy to,:    Jonathan C. Lipson, Esq.
               ----------------
                                   Hill & Barlow
                                   One International Place
                                   Boston, MA 02110
                                   (617) 428-3514 (Phone)
                                   (617) 429-3500 (Fax)

          Notices to the Company:  ChiRex Inc.
          ----------------------
                                   300 Atlantic Street
                                   Suite 402
                                   Stamford, Connecticut 06901
                                   (203) 351-2300 (Phone)
                                   (203) 425-9996 (Fax)
                                   Attention: Legal Department

          10.  SEVERABILITY.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          11.  COMPLETE AGREEMENT.  This Agreement constitutes the complete
               ------------------
agreement and understanding among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          12.  NO STRICT CONSTRUCTION.  The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          13.  COUNTERPARTS.  This Agreement may be executed in separate
               ------------
counterparts, each or which is deemed to be an original and all of which taken together constitute one and the same agreement.

          14.  SUCCESSORS AND ASSIGNS.  This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Consultant, the Company and their respective heirs, successors and assigns, except that Consultant may not assign his rights or delegate his obligations hereunder. The Company will require any successor to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          15.  CHOICE OF LAW.  All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

          16.  AMENDMENT AND WAIVER.  The provisions of this Agreement may be
               --------------------
amended or waived only with the prior written consent of CTC, ChiRex and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          17.  ARBITRATION.  Any controversy or claim, arising out of or
               -----------
relating to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of Sections 5 or 20 as to which the parties shall have the right to apply for specific performance to any court having equity jurisdiction, shall be settled by arbitration in Boston, Massachusetts by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and any party to the arbitration may, if he elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator shall include, but not be limited to, the awarding of injunctive relief.

          18.  LEGAL FEES AND EXPENSES.  CTC shall reimburse Consultant up to
               -----------------------
$5000 for reasonable legal fees and expenses incurred by Consultant in connection with review of this Agreement.

          19.  NO EMPLOYMENT RELATIONSHIP.  In his performance of this
               --------------------------
Agreement, Consultant will at all times act in his own capacity and right as a consultant and nothing contained herein may be construed to make Consultant an employee of CTC or ChiRex. Consultant understands and agrees that under no circumstances will he be eligible for, or entitled to participate in, any of the employee benefit plans, programs, practices or policies which may be in effect for the regular full-time employees of CTC or ChiRex, including without any limitation, any pension, retirement or 401(k) plan; any life or health insurance plan; and vacation or holiday pay plan.

          20.  COVENANT NOT TO COMPETE.  The parties acknowledge that
               -----------------------
Consultant's performance of all terms of this Agreement is necessary to protect the legitimate business interests of ChiRex and CTC. The parties farther acknowledge that Consultant provides consulting services to the other companies listed on Exhibit I attached hereto and made a part hereof which Consultant represents do not and shall not conflict with his duties and obligations hereunder. The parties agree that their intention under this Section 20 is not to interfere with those existing consulting services provided to the firms listed on Appendix C. Consultant agrees, that during the continuance of this Agreement and for a period of six (6) months thereafter, he will not, on behalf of himself, or on behalf of any other person, company, corporation, partnership, or other entity or enterprise, directly or indirectly, as an employee, proprietor, stockholder, partner, consultant or otherwise, engage in any business or activity that is directly competitive with the business activities of the Company as they are conducted as of the date that this Agreement or Consultant's appointment terminates hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    CHIREX INC. on behalf of itself and
                                    CHIREX TECHNOLOGY CENTER INC.



                                     /s/ Michael A. Griffith
                                    ---------------------------------------
                                    MICHAEL A. GRIFFITH
                                    CHIEF FINANCIAL OFFICER


                                     /s/ Eric Jacobsen
                                    ---------------------------------------
                                    ERIC JACOBSEN

                                  APPENDIX A
                                  ----------

BONUS COMPUTATION

Mr. Jacobsen's bonus payment for calendar year 1999 will be determined by multiplying his annual compensation as specified in this agreement by the result of dividing total revenues of the ChiRex Technology Center (the "Center") by the total operating expenses of the Center as reflected in the Center's financial Statements for the year ended December 31, 1999 as determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), except, that operating expenses used for determined this bonus calculation will exclude any intercorporate allocations of corporate expense that ChiRex Inc. may allocate to the Center included in the operating expenses of the Center, and would also exclude any accrual for bonus to Mr. Jacobsen pursuant to this clause required to be accrued in accordance with GAAP included in operating expenses of the Center. Revenues include bona fide invoices to third party and Intercompany customers as compensation for services and product provided to such customers during 1999 and royalty and license fees earned in 1999, as recorded in the financial statements of the Center in accordance with GAAP. Operating expenses include all costs and expenses of the Center however incurred in order to generate business and provide services to its customers as contemplated by the ChiRex Technology Center business plan and would include but would not be limited to the Center's allocable share of the following:

     - Rent and leasehold costs
     - Employment costs (including Mr. Jacobsen's compensation pursuant to this agreement)
     - Scientific Advisory Board fees and expenses
     - Materials and supplies
     - Depreciation on equipment and improvements
     - Utilities
     - Insurance
     - Travel and entertainment
     - Patent and license expenses.

By January 31 of the following year, Mr. Jacobsen's bonus calculation will be provided to Mr. Jacobsen by the Center in a form similar to Exhibit A attached along with the financial statements of the Center. Mr. Jacobsen will have fifteen (15) days to review the bonus determination and will notify the Center, in writing, within fifteen (15) days of any questions or disagreements with the bonus calculation. If no such notice is received by the Center from Mr. Jacobsen within fifteen (15) days, all parties agree the bonus calculation has been accepted by Mr. Jacobsen and the amount, so determined by said bonus calculation, will be paid to Mr. Jacobsen in the Center's next normally scheduled payroll which will be no later than February 28th. Should Mr. Jacobsen have questions or disagree with the bonus calculation and said questions and disagreements are not resolved by February 15th, the parties agree to continue to work towards a resolution of the disagreements by February 28th (29th in a leap year). If the parties are unable to reach an agreement by February 28th (29th in a leap year), the parties agree to appoint an arbitrator per Section 17 of this Agreement within five (5) business days to settle the dispute no later than March 31st. All parties agree the conclusion of the arbitrator is final and any payment due to Mr. Jacobsen pursuant to the arbitrator's decision will be remitted by the Center within three (3) business days of the arbitrator's decision. Mr. Jacobsen and the Center agree to share equally any and all costs of the arbitrator.

APPENDIX B             Jacobsen Contract
----------
                       Change in Control
                 Stock Option Conversion
                                                                         ChiRex
                                                                       Technology
                                                    ChiRex Inc.          Center
                                                    -----------          ------
                       Public Shares o/s              12,000,000         2,000,000
                        % of Outstanding                  100.00%            20.00%

                  Market Value per share                                    $10.00
                                                                      ============

                      Total market value           $ 420,000,000      $100,000,000
                                                                      ============
                       Less Center value            (100,000,000)
                                                   -------------
           Market value excluding Center           $ 320,000,000
                                                   =============

    Net market value per share excluding           $       26.67
                                  Center           =============

Per share market value of Center in Inc.                              $       8.33
                            market value                              ============

        Eric Jacobsen conversion of Inc.
        --------------------------------
             Options into Center Options
             ---------------------------

                            Inc. Options
                            ------------
                Inc. Options outstanding                 100,000
               Inc. Options strike price           $       15.00
      Excess of market over strike price           $       20.00
                   Value of Inc. Options           $    2,00,000

                          Center Options
                          --------------                                 1,200,000
     Center Options issued on conversion                              $       8.33
             Center options strike price                              $       1.67
      Excess of market over strike price                              $  2,000,000
                 Value of Center Options

                                                                                            Exhibit
                                                                                            -------
              Jacobsen
              Contract
                 Bonus
           Calculation
                                                    Per Center                               For Bo
Line No.                                            Financials        Adjustments          Calculation
--------                                            ----------        ------------         -----------
1             Revenues

2            Operating
              expenses

                           Cost of sales
     Selling, general and administrative
                Research and development
                         Other expenses
                                                   -------------      ------------         -----------
               Total operating expenses
                                                   =============      ============         ===========

3  Bonus Factor (Line 1 divided by Line 2)
                                                                  =============
4  Base compensation
                                                                  =============
5  Bonus (Line 3 multiplied by Line 4)
                                                                  =============

                                  APPENDIX C
                        (EXISTING CONSULTING AGREEMENTS)

1.            Sepracor, Inc.
              Marlboro, MA

2.            Versicor, Inc.
              Freemont, CA

3.            Merek, Inc.
              Rahway, NJ

4.            ArQule Catalytics
              Medford, MA